Exhibit 10.2

AMENDED AND RESTATED

ADMINISTRATION AGREEMENT

BETWEEN

AMG Comvest Senior Lending Fund

AND

AMG FUNDS LLC

This Amended and Restated Administration Agreement (“Agreement”) is made as of March 17, 2025 by and between AMG Comvest Senior Lending Fund, a Delaware statutory trust (the “Fund,” the successor entity to Comvest Credit Partners BDC Fund, L.P., a Delaware limited partnership (the “Partnership”)) and AMG Funds LLC, a Delaware limited liability company (the “Administrator”).

WHEREAS, the Partnership and the Administrator entered into that certain Administration Agreement dated as of October 20, 2023 (the “Original Agreement”);

WHEREAS, the Partnership has converted by operation of law into the Fund, a closed-end management investment company that has elected to be treated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “1940 Act”);

WHEREAS, the Fund desires to continue to retain the Administrator to provide administrative services to the Fund in the manner and on the terms hereinafter set forth; and

WHEREAS, the Administrator is willing to continue to provide administrative services to the Fund on the terms and conditions hereafter set forth.

NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Fund and the Administrator hereby agree to amend and restate the Original Agreement as follows:

1.
Duties of the Administrator.
(a)
Employment of Administrator. The Fund hereby retains the Administrator to act as administrator of the Fund, and to furnish, or arrange for others to furnish, the administrative services, personnel and facilities described below, subject to review by and the overall control of the Board of Trustees of the Fund (the “Board”), for the period and on the terms and conditions set forth in this Agreement. The Administrator hereby accepts such retention and agrees during such period to render, or arrange for the rendering of, such services and to assume the obligations herein set forth subject to the reimbursement of costs and expenses provided for below. The Administrator shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized herein, have no authority to act for or represent the Fund in any way or otherwise be deemed an agent of the Fund.
(b)
Services. The Administrator shall perform the administrative and compliance services necessary for the operation of the Fund or oversee, or arrange for, the performance of such services by a subadministrator. The administrative and compliance services to be performed by (or overseen by, or arranged for the performance of by) the Administrator (“Administrative Services”) shall include the following:
(i)
supervision of the third-party service providers, including the custodian, accountants, attorneys, and other parties performing services for or on behalf of the Fund;
(ii)
the provision of administrative personnel, office space, office equipment, utilities, and other facilities necessary for the administration of the Fund;
(iii)
the calculation of the Fund’s net asset value;

Exhibit 10.2

(iv)
maintaining and preserving all accounts, books, financial records and other financial documents as are required of the Fund including maintenance of the general ledger, recording and verification of income, expense accruals and capital gains and losses with respect to the Fund;
(v)
accounting relating to the Fund and transactions of the Fund for securities and investments, including but not limited to, loans, bonds, and other credit instruments that are issued in private offerings and related equity interests such as warrants or options issued as additional consideration in such transactions. Provide trade settlement support, including failed trade resolution and cash and security reconciliation;
(vi)
assist in the preparation of registration statements, financial statements, any proxy statements and other statements or filings as may reasonably be requested;
(vii)
monitor cash positions, and provide projected cash balances, and monitor and process income and reconcile with custodian;
(viii)
calculate the yield, expense ratio, and other such financial and portfolio information as may be requested by the Fund;
(ix)
determine portfolio distributions, if any, and the tax characterization of such distributions;
(x)
maintenance of security reference data used by fund accounting; and
(xi)
in conjunction with the Fund’s custodian, receiving information and keeping records about all domestic and foreign corporate actions, including, but not limited to, cash and stock distributions or dividends, stock splits and reverse stock splits, taken by companies whose securities are held by the Fund and transactions involving foreign currencies.

The Administrator shall perform all other administrative and compliance services necessary for the operation of the Fund or oversee, or arrange for, the performance of such services by a subadministrator.

The Administrator shall make reports to the Board of its performance of its obligations hereunder and furnish advice and recommendations with respect to such other aspects of the business and affairs of the Fund as it shall determine to be desirable; provided that nothing herein shall be construed to require the Administrator to, and the Administrator shall not, in its capacity as Administrator pursuant to this Agreement, provide any advice or recommendation relating to the securities and other assets that the Fund should purchase, retain or sell or any other investment advisory services to the Fund. The Administrator may provide (or oversee, or arrange for, the provision of) on the Fund’s behalf significant managerial assistance to those portfolio companies that request such assistance. For the avoidance of any doubt, the parties agree that the Administrator is authorized to enter into one or more sub-administration agreements as the Administrator determines necessary in order to carry out the services set forth in this Agreement, subject to the oversight of the Board, and any subadministrator fees and expenses shall be paid by the Fund in addition to the Administration Fee (as defined below) payable hereunder.

2.
Records. The Administrator agrees to maintain and keep all books, accounts and other records of the Fund that relate to activities performed by the Administrator hereunder and will maintain and keep such books, accounts and records in accordance with the 1940 Act. The Administrator may delegate the foregoing responsibility to a third party with the consent of the Board, subject to the oversight of the Administrator and the Fund. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Administrator agrees that all records which it or its delegate maintains for the Fund shall at all times remain the property of the Fund, shall be readily accessible during normal business hours, and shall be promptly surrendered upon the termination of the Agreement or otherwise on written request. The Administrator further agrees that all records which it or its delegate maintains for the Fund pursuant to Rule 31a-1 under the 1940 Act will be preserved for the periods prescribed by Rule 31a-2 under the 1940 Act unless any such records are earlier surrendered as provided above. Records shall be surrendered in usable machine-readable form. The Administrator shall have the right to retain copies of such records subject to observance of its confidentiality obligations under this Agreement.

Exhibit 10.2

3.
Confidentiality. The parties hereto agree that each shall treat all information provided by each party to the other regarding its business and operations. All confidential information provided by a party hereto, including nonpublic personal information (regulated pursuant to Regulation S-P), shall be used by any other party hereto solely for the purpose of rendering services pursuant to this Agreement and, except as may be required in carrying out this Agreement, shall not be disclosed to any third party, without the prior consent of such providing party. The foregoing shall not be applicable to any information that is publicly available when provided or thereafter becomes publicly available other than through a breach of this Agreement, or that is required to be disclosed by any regulatory authority, any authority or legal counsel of the parties hereto, by judicial or administrative process or otherwise by applicable law or regulation.
4.
Compensation; Allocation of Costs and Expenses.
(a)
Compensation. As compensation for the Administrative Services provided and the expenses borne by the Administrator or its affiliates under this Agreement, the Fund shall pay to the Administrator a monthly fee equal to an annual rate of 0.25% of the value of the Fund’s net assets as of the beginning of the first calendar day of the applicable month adjusted for any share issuances or repurchases during the applicable month (“Administration Fee”). The Administration Fee shall be payable monthly in arrears. If the Administrator shall serve for less than any whole month, the foregoing compensation shall be prorated.
(b)
Administrator Expenses. The Administrator or its affiliates will bear all fees, costs, and expenses incurred that are not assumed by the Fund under Section 4(c) of this Agreement. For the avoidance of doubt, the costs, fees and expenses borne by the Administrator or its affiliates, include but are not limited to, the following:
(i)
fees, costs and expenses of the Administrative Services;
(ii)
fees, costs and expenses of technology and technology development including, but not limited to, computer systems and applications, web servicing, and website development and maintenance;
(iii)
costs and expense of all in-house administrative professional staff provided by the Administrator or its affiliates, including internal legal, compliance, tax, finance, accounting, audit, technology, or other services and professionals related thereto, as deemed appropriate by the Administrator, and the base compensation, bonus and benefits, and the routine overhead expenses, of such personnel; and
(iv)
costs and expenses of in-house registered representatives provided by the managing dealer or its affiliates, as deemed appropriate by the Administrator, including base compensation, bonus, and benefits and routine overhead expenses, due diligence expense, and training and promotional expenses.
(c)
Fund Expenses. The Fund shall bear all other costs and expenses of its operations and transactions as may be set forth in the Fund’s registration statement as of the date of the Fund’s Initial Closing Date (as defined in the Fund’s registration statement).

From time to time, the Fund’s investment adviser, Comvest Credit Managers, LLC (the “Adviser”), and the Administrator or their affiliates may pay third-party providers of goods or services. Unless such expenses are specifically assumed by the Adviser, Administrator or their affiliates under the Investment Management Agreement between the Fund and the Adviser or this Agreement, the Fund will reimburse the Adviser, the Administrator or such affiliates thereof for any such amounts paid on the Fund’s behalf. From time to time, the Adviser or the Administrator may defer or waive fees and/or rights to be reimbursed for expenses. All of the foregoing expenses will ultimately be borne by the Fund’s shareholders.

5.
Limit of Liability. The Administrator and its officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with it (the “Indemnified Parties”) shall not be liable for any error of judgment or mistake of law or for any act or omission or any loss suffered by the Fund in connection with the matters to which this Agreement relates, provided that (a) the Indemnified Party has determined, in good faith, that the course of conduct which caused the loss or liability was in the best interests of the Fund; (b) the Indemnified

Exhibit 10.2

Party was acting on behalf of or performing services for the Fund; (c) such liability or loss was not the result of negligence or misconduct by the Indemnified Party; and (d) such indemnification or agreement to hold harmless is recoverable only out of the Fund’s net assets and not from the Fund’s shareholders. If the Indemnified Party does not satisfy one or more of the preceding standards (“disabling conduct”), the Indemnified Party shall not be protected against any liability to the Fund or its shareholders to which the Indemnified Party would otherwise be subject.

An Indemnified Party may consult with counsel and accountants in respect of the Fund’s affairs and shall be fully protected and justified in any action or inaction which is taken in accordance with the advice or opinion of such counsel and accountants; provided, that such counsel or accountants were selected with reasonable care. Absent disabling conduct, the Fund will indemnify the Indemnified Parties against, and hold them harmless from, any damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) arising from the rendering of the Administrator’s services under this Agreement or otherwise as administrator for the Fund. The Indemnified Parties shall not be liable under this Agreement or otherwise for any loss due to the mistake, action, inaction, negligence, dishonesty, fraud or bad faith of any broker or other agent; provided, that such broker or other agent shall have been selected, engaged or retained and monitored by the Administrator in good faith, unless such action or inaction was made by reason of disabling conduct, or in the case of a criminal action or proceeding, where the Administrator had reasonable cause to believe its conduct was unlawful.

Notwithstanding anything to the contrary in this Section 5, the Indemnified Party shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless one or more of the following conditions are met: (a) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular Indemnified Party; (b) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular Indemnified Party; or (c) a court of competent jurisdiction approves a settlement of the claims against a particular Indemnified Party and finds that indemnification of the settlement and related costs should be made, and the court of law considering the request for indemnification has been advised of the position of the SEC and the published position of any state securities regulatory authority in which securities of the Fund were offered or sold as to indemnification for violations of securities laws.

Indemnification shall be made only following: (i) a final decision on the merits by a court or other body before which the proceeding was brought that the Indemnified Party was not liable by reason of disabling conduct or (ii) in the absence of such a decision, a reasonable determination, based upon a review of the facts, that the Indemnified Party was not liable by reason of disabling conduct by (a) the vote of a majority of a quorum of the board members of the Fund who are neither “interested persons” of the Fund nor parties to the proceeding (“disinterested non-party trustees”) or (b) an independent legal counsel in a written opinion.

An Indemnified Party shall be entitled to advances from the Fund for payment of the reasonable expenses (including reasonable counsel fees and expenses) incurred by it in connection with the matter as to which it is seeking indemnification in the manner and to the fullest extent permissible under law. The advancement of funds shall be provided only if all the following conditions are satisfied: (a) the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Fund; (b) the legal action is initiated by a third party who is not a shareholder in the Fund, or the legal action is initiated by a shareholder in the Fund and a court of competent jurisdiction specifically approves such advancement; and (c) the Indemnified Party undertakes to repay the advanced funds to the Fund, together with the applicable legal rate of interest thereon, in cases in which such Indemnified Party is found not to be entitled to indemnification.

Prior to any such advance, the Indemnified Party shall provide to the Fund a written affirmation of its good faith belief that the standard of conduct necessary for indemnification by the Fund has been met and a written undertaking to repay any such advance if it should ultimately be determined that the standard of conduct has not been met. In addition, at least one of the following additional conditions shall be met: (a) the Indemnified Party shall provide a security in form and amount acceptable to the Fund for its undertaking; (b) the Fund is insured against losses arising by reason of the advance; or (c) a majority of a quorum of disinterested non-party trustees or independent legal counsel, in a written opinion, shall have determined, based on a review of facts readily available to the Fund at the time the advance is proposed to be made, that there is reason to believe that the Indemnified Party will ultimately be found to be entitled to indemnification.

Exhibit 10.2

6.
Activities of the Administrator. The services of the Administrator to the Fund are not to be deemed to be exclusive, and the Administrator and each affiliate is free to render services to others. It is understood that trustees, officers, employees and shareholders of the Fund are or may become interested in the Administrator and its affiliates, as directors, officers, members, managers, employees, partners, shareholders or otherwise, and that the Administrator and directors, officers, members, managers, employees, partners and shareholders of the Administrator and its affiliates are or may become similarly interested in the Fund as shareholders or otherwise.
7.
Duration and Termination.
(a)
This Agreement shall become effective as of the date first written above. This Agreement may be terminated at any time, without the payment of any penalty, on 120 days’ written notice, by the Fund or by the Administrator. The provisions of Section 5 of this Agreement shall remain in full force and effect, and the Administrator shall remain entitled to the benefits thereof, notwithstanding any termination of this Agreement. Further, notwithstanding the termination or expiration of this Agreement as aforesaid, the Administrator shall be entitled to any amounts owed under Section 4 through the date of termination or expiration, and Section 5 shall continue in force and effect and apply to the Administrator and its representatives as and to the extent applicable.
(b)
This Agreement shall continue in effect for two years from the date hereof, or to the extent consistent with the requirements of the 1940 Act, from the date of the Fund’s election to be regulated as a BDC under the 1940 Company Act, and thereafter shall continue automatically for successive annual periods, provided that such continuance is specifically approved at least annually by (i) the vote of the Board, or by the vote of a majority of the outstanding voting securities of the Fund and (ii) the vote of a majority of the Fund’s Board who are not parties to this Agreement or “interested persons” (as such term is defined in Section 2(a)(19) of the 1940 Act) of any such party, in accordance with the requirements of the 1940 Act.
(c)
This Agreement will automatically terminate in the event of its “assignment” (as such term is defined for purposes of Section 15(a)(4) of the 1940 Act).
8.
Amendments of this Agreement. This Agreement may be amended pursuant to a written instrument by mutual consent of the parties.
9.
Governing Law. This Agreement shall be governed, construed and interpreted in accordance with the laws of the State of New York; provided, however, that nothing herein shall be construed as being inconsistent with the 1940 Act.
10.
Entire Agreement. This Agreement contains the entire agreement of the parties with respect to the subject matter hereof, and supersedes all prior agreements, understandings and arrangements with respect to the subject matter hereof.
11.
Notices. Any notice under this Agreement shall be given in writing, by mail, postage prepaid, by email or electronic transmission, or by delivering it by hand to the other party at its principal office.
12.
Counterparts. This Agreement may be executed in any number of counterparts by email, facsimile, or other written form of communication, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. Signatures may be delivered via facsimile, email, or any other electronic signature method complying with applicable law.

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Exhibit 10.2

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

AMG Comvest Senior Lending Fund

By: /s/ Thomas Disbrow_______________________
Name: Thomas Disbrow
Title: Treasurer and Chief Accounting Officer

AMG FUNDS LLC

By: /s/ Keitha L. Kinne _________________________
Name: Keitha L. Kinne
Title: Chief Operating Officer

[Signature Page to Administration Agreement]